Exhibit 10.6

AGREEMENT ON SALES INCENTIVE OF REGIONAL

DISTRIBUTORS OF DAMBON COMPANY IN 2010

Agreement No.:____________

Party A: Jiangsu Dambon Mechanical & Electrical Co., Ltd. (“Dambon”)
Tel:

Party B:
Tel:

In order to further promote the sale initiative of the regional distributors of Dambon, enhance the cohesion and teamwork of the regional distributors, actively adopt the objective management system and standardize and improve the marketing policies of Dambon. Dambon decides to carry out “sales incentive” policy among its regional distributors. The parties hereby agree as follows with respect to the sales incentive after mutual negotiation:

Article 1.    Within the territory of Chongqing municipality, Party B sells Dambon’s Products under Party A’s brand. Party B, if only selling the products of Dambon, shall be classified as Class A, and then Class B if Party B simultaneously sells products of other brands.

Article 2.   The requisite conditions for Party B to obtain the reward are as follows:

1.	Party B shall sign this Agreement with Party A;

2.	Party B shall accomplish the monthly assignment stipulated herein;

3.
The dealer affiliated with Party B must sign with Dambon an Agreement on Rebate on Sales for Franchise Stores of Dambon Products in 2010 with the signature rate of up to 80%, namely, the sales volume of the franchise stores shall account for 80% of that of Party B;

4.	Party B shall observe the marketing (pricing) policies of Party A and the dealers affiliated with Party B shall also comply with the relevant rules of Dambon;

5.
Party B shall have its own store, and the decoration of the store or the exhibition of the sample products (the sample of the new products in particular) shall be in compliance with the relevant rules of Party A;

6.	Party B shall fully settle the payment of the products with Party A;

7.	Party B shall submit to Party A a written report showing the sales volumes of the preceding month of the dealers affiliated with Party B prior to the 10th of the current month; and

8.	For Class B regional distributors, the sales volume of Dambon’s products shall be no less than 70% than as is stipulated herein.

Article 3.   Sales Incentive Scheme

1.
Reward for accomplishment of the monthly sales quota: for Class A regional distributors who accomplish the sales objective of the current month, the reward shall be given on the basis of the actual sales volume, to be specific: RMB 1,000.00 for sales of less than 500 units; RMB 2,500.00 for sales of more than 500 units but less than 1,000 units; RMB 5,000.00 for sales of more than 1,001 units. For Class B regional distributors accomplishing the sales objective of the current month, the reward shall be given as follows: RMB 600.00 for sales of less than 500 units; RMB 1,500.00 for sales of more than 500 units but less than 1,000 units; RMB 3,000.00 for sales of more than 1,001 units.

2.
Reward for over-fulfillment of the monthly sales quota: where the quotient of the actual sales volume divided by the current monthly quota is more than 1.20, the reward is RMB 2,000.00; for the said quotient of more than 1.30, 1.40 and 1.50, the rewards are RMB 4,000.00, RMB 7,000.00 and RMB 10,000.00 respectively.

3.
Progress Reward for the current month: for distributors accomplishing the monthly quota for two successive months and undergoing the biggest sales growth [calculation method: (the sales volume of the current month + the sales volume of the preceding month) ÷ the quota of the current month], the reward will be RMB 10,000.00.

4.
Reward for biggest contribution of the current month: for distributors accomplishing the monthly quota of the current month and undergoing the biggest sales growth, the reward will be RMB 15,000.00. (Note: the rewards set for the current month may be obtained simultaneously).

5.	Quarterly rolling reward: for distributors accomplishing the monthly quota of for three successive months of one quarter, the reward will be RMB 10,000.00;

6.
Annual comprehensive reward: a) for distributors accomplishing the monthly quota of for twelve successive months of the year, the reward will be RMB 30,000.00. b) For distributors from top of the list down to the 5th in terms of sales volumes, the rewards will respectively be RMB100,000.00, RMB 60,000.00, RMB 30,000.00, RMB 20,000.00, RMB 10,000.00. c) for Class A distributors participating in the examination of 2009, the one on top of the list down to the 3rd in terms of sales increase [calculation method: (actual sales volume of 2010- actual sales volume of 2009) ÷the annual quota of 2010] shall be given rewards respectively of RMB 30,000.00, RMB 20,000.00 and RMB 10,000.00. (Note: the rewards set for the current year may be obtained simultaneously).

Article 4.   Quota for Party B

1.
The principle for setting the quota: the quota shall be set on basis of the average sales volume of the three successive months (October, November and December) of the fourth quarter of 2009 and the actual market situation of the region where the distributor is located.

2.	The specific quota for each month:

1	2	3	4	5	6	7	8	9	10	11	12	Total
1,000	600	1,000	1,000	1,000	1,000	1,100	1,100	1,100	1,200	1,200	1,200	12,500

Article 5.   Method to Grant the Reward

1.
Party A may estimate the sales volume of the regional distributors of the preceding month between the first day and the fifth day of the current month and grant the reward between the 20th and the 30th day of the current month.

2.	If Party A financially supports Party B in Party B’s decoration of the stores as of January 2010, the reward for Party B shall be used to set off the expenses for decorations.

3.	Party A may deposit the reward directly into Party B’s bank account or use it to set off the payment for Party A’s products.

Article 6.   This Agreement shall take effect on January 1st 2010 and expire on December 31 2010.

Party A: Jiangsu Dambon Electrical Machine Co., Ltd.
Authorized Representative: Wang Cunshen
Date: January 10, 2010

Party B:
Date: January 10, 2010

3